Exhibit 99.1

AXT Announces Adjournment of 2026 Annual Meeting of Stockholders

Scheduled to Reconvene on June 4, 2026

FREMONT, Calif., May 15, 2026 – AXT, Inc. (NasdaqGS: AXTI) (the “Company” or “AXT”), a leading manufacturer of compound semiconductor wafer substrates, announced that the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 14, 2026 at 11:00 a.m. Pacific Time was convened and adjourned, without any business being conducted, due to lack of the required quorum.

As a result of the required quorum not being present, the Annual Meeting has been adjourned to Thursday, June 4, 2026 at 11:00 a.m. Pacific Time at the Company’s headquarters located at 4281 Technology Drive, Fremont, California 94538, to allow additional time for the Company’s stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026. No changes have been made in the proposals to be voted on by stockholders at the annual meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov.

During the current adjournment, the Company expects to continue to solicit votes from its stockholders with respect to the proposals set forth in the Company’s proxy statement. The Company has engaged a proxy solicitor, Alliance Advisors, to assist management with obtaining adequate votes to achieve the required quorum.

The record date for the adjourned Annual Meeting continues to be March 20, 2026. At the time the Annual Meeting was adjourned, proxies had been submitted by stockholders representing approximately 48% of the shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

The Company strongly encourages any eligible stockholder that has not yet voted their shares, or provided voting instructions to their broker or other record holder, to do so promptly. For questions relating to the voting of shares or to request additional or misplaced proxy voting materials, please contact the Company’s proxy solicitor: Alliance Advisors LLC, TOLL-FREE, at 1-866-206-7723 or via email at AXTI@AllianceAdvisors.com.

Important Information

This press release may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened and held on Thursday, June 4, 2026. In connection with the Annual Meeting, the Company filed a definitive proxy statement with the SEC on March 31, 2026. BEFORE MAKING ANY VOTING DECISION, THE COMPANY URGES ITS STOCKHOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The Company, its directors and certain of its officers and employees will be participants in the solicitation of proxies from stockholders in respect of the Annual Meeting. The Company has also engaged Alliance Advisors to aid in the solicitation of proxies. A copy of the definitive proxy statement and any other materials filed by the company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or the company’s website at http://www.axt.com.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor wafer substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s wafer substrates are used when a typical silicon wafer substrate cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in more than ten companies in China producing raw materials and consumables for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements relating to the Company’s ability to reach a quorum at the adjourned Annual Meeting. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact:

Gary Fischer

Chief Financial Officer

(510) 438-4700

Leslie Green

Green Communications Consulting, LLC

leslie@greencommunicationsllc.com